EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-100340 and 333-136681) of International Lease Finance Corporation of our reports dated March 9, 2007 relating to the consolidated financial statements and financial statement schedule of International Lease Finance Corporation, which appear in the Annual Report on Form 10-K of International Lease Finance Corporation for the year ended December 31, 2006.
PricewaterhouseCoopers LLP
Los Angeles, California
March 9, 2007